As Filed with the Securities and Exchange Commission on December
28, 1994
                                        REGISTRATION NO. 33-57055

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                  _____________________________
                         AMENDMENT NO. 1
                               TO
                            FORM S-4
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                  _____________________________
                      HIBERNIA CORPORATION
     (Exact Name of Registrant as Specified in its charter)

Louisiana              6711                     72-0724532
(State or              (Primary Standard        (I.R.S. Employer
Jurisdiction of        Industrial               Identification
Incorporation or       Classification)          Number)
Organization)

                      313 Carondelet Street
                  New Orleans, Louisiana  70130
                         (504) 533-5332
  (Address, Including Zip Code, and Telephone Number, Including
     Area Code, of Registrant's Principal Executive Offices)
                  _____________________________
                          Gary L. Ryan
                        Associate Counsel
                      Hibernia Corporation
                      313 Carondelet Street
                  New Orleans, Louisiana  70130
                         (504) 533-5560
    (Name, Address, Including Zip Code, and Telephone Number,
Including Area Code of Agent for Service)

                           COPIES TO:
                      Patricia C. Meringer
                 Secretary and Associate Counsel
                      Hibernia Corporation
                      313 Carondelet Street
                  New Orleans, Louisiana  70130
                         (504) 533-2486

                        Alan Jacobs, Esq.
                    McGlinchey Stafford Lang
                        A Law Corporation
                2777 Stemmons Freeway, Suite 925
                      Dallas, Texas  75207
                         (214) 634-3939
                  ____________________________


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO
THE PUBLIC:
     As soon as practicable after this registration statement is declared effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ______
     /_____/


                 CALCULATION OF REGISTRATION FEE

_________________________________________________________________

Title of each   Amount to be   Proposed   Proposed   Amount of
class of        Registered     Maximum    Maximum    Registration
securities to      (1)         Offering   Aggregate  Fee (2)
be registered                  Price per  Offering
                               Share (2)  Price (2)
_________________________________________________________________

Class A
Common Stock,
no par value   2,250,000      $19.17     $9,272,261    $3,197
               shares
_________________________________________________________________

1. Assumes an Average Market Price of the Registrant's Class A Common Stock, no par value, at closing (as defined elsewhere in the Prospectus) between $8.875 and $7.75 per share. The average of the high and low sales prices of one share of such stock on December ___, 1994 was within this range.

2. Calculated pursuant to Rule 457(f)(2) of the Securities Act of 1933 (the "Securities Act"), based upon the aggregate book value of the shares of Common Stock of American Bank to be exchanged as of September 30, 1994 computed by multiplying the book value per share of the Common Stock of American Bank on September 30, 1994 of $19.17 by 483,686, representing the number of outstanding shares of such stock on such date.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



                            EXHIBIT 5


                        December 28, 1994




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Ladies and Gentlemen:

     I am Associate Counsel and Secretary of Hibernia Corporation (the "Company") and am delivering this opinion in connection with the registration by the Company of shares of Class A Common Stock (the "Shares") to be issued by the Company in a proposed merger (the "Merger") between American Bank ("American Bank") and Hibernia National Bank, a wholly-owned subsidiary of the Company, in which the shareholders of American Bank will receive the Shares in exchange for their shares of common stock of American Bank to which registration statement (the "Registration Statement") this opinion is attached. The Shares will be reserved for issuance upon the closing of the Merger. The Shares will be issued to shareholders of American Bank upon consummation of the Merger pursuant to the registration statement after it has been declared effective by the Securities and Exchange Commission.

     In furnishing this opinion, I or attorneys under my supervision have examined such documents and have made such investigation of matters of fact and law as I have deemed necessary or appropriate to provide a basis for the opinions set forth herein. In such examination and investigation, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted as originals and the conformity to original documents of all documents submitted as certified or photostatic copies.

     In rendering this opinion, I do not express any opinion concerning any law other than the law of the State of Louisiana and the federal law of the United States, and I do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed below.

     Based upon and limited by the foregoing, and based upon legal considerations which I deem relevant and upon laws or regulations in effect as of the date hereof, I am of the opinion that:

     1. Hibernia Corporation has been duly incorporated and is validly existing and in good standing under the laws of the State of Louisiana.

     2. The Shares have been duly authorized and either are, or, upon issuance thereof pursuant to the terms of the offering thereof, will be, validly issued, fully paid and non-assessable.

     I hereby expressly consent to the inclusion of this Opinion as exhibit to the Registration Statement and to the reference to this Opinion therein.

     This opinion is being furnished to you pursuant to the filing of the Registration Statement and may not be relied upon by any other person or used for any other purpose, except as provided for in the preceding paragraph.


                              Very truly yours,


                              /s/ PATRICIA C. MERINGER
                              Patricia C. Meringer
                              Associate Counsel
                                and Secretary




                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on December 28, 1994.



                              HIBERNIA CORPORATION



                              By:  /s/ RON E. SAMFORD, JR.
                                   Ron E. Samford, Jr.
                                   Controller and Executive
                                   Vice President


     Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on December 28, 1994.

Signatures                              Title

       *
_____________________________      Chairman of the Board
Robert H. Boh

       *
_____________________________      Chief Executive Officer
Stephen A. Hansel                  and Director

       *
_____________________________      Chief Financial Officer
Robert W. Close

       *
_____________________________      Chief Accounting Officer
Ron E. Samford, Jr.

       *
_____________________________      Director
W. James Amoss, Jr.

       *
_____________________________      Director
J. Terrell Brown

       *
_____________________________      Director
J. Herbert Boydstun

       *
_____________________________      Director
Brooke H. Duncan

       *
_____________________________      Director
Richard W. Freeman

       *
_____________________________      Director
Robert L. Goodwin

       *
_____________________________      Director
Dick H. Hearin

       *
_____________________________      Director
Robert T. Holleman

       *
_____________________________      Director
Hugh J. Kelly

       *
_____________________________      Director
John P. Laborde

       *
_____________________________      Director
Sidney W. Lassen

       *
_____________________________      Director
Donald J. Nalty

       *
_____________________________      Director
Robert T. Ratcliff

       *
_____________________________      Director
H. Duke Shackelford

       *
_____________________________      Director
James H. Stone

       *
_____________________________      Director
Virgnia E. Weinmann

       *
_____________________________      Director
E. L. Williamson

       *
_____________________________      Director
Robert E. Zetzmann




*By: s/PATRICIA C. MERINGER
     Patricia C. Meringer
     Attorney-in-Fact